Exhibit 99.1
Apollo Education Group, Inc.
News Release

Apollo Education Group, Inc. Reports First Quarter Fiscal Year 2015 Results
Phoenix, January 8, 2015 - Apollo Education Group, Inc. (NASDAQ: APOL) today reported financial results for the three months ended November 30, 2014, with first quarter revenue of $719.1 million and diluted earnings per share from continuing operations of $0.31 per share, or $0.44 per share excluding special items.
“Apollo Education Group is committed to leading the positive transformation of higher education to more effectively connect students’ education with their career aspirations,” said Greg Cappelli, Chief Executive Officer, Apollo Education Group. “Our strategy is designed to provide an outstanding student experience through innovative and engaging curriculum delivered with a focus on meeting the needs of today’s busy working learners. We also are dedicated to helping employers identify, recruit and develop a more skilled workforce globally.”
First Quarter 2015 Results of Operations
Apollo Education Group (the “Company”) reported net revenue for the first quarter 2015 of $719.1 million, compared to $848.1 million for the first quarter 2014. First quarter 2015 University of Phoenix New Degreed Enrollment was 39,600, down 5.0% from first quarter 2014, and Degreed Enrollment decreased 13.5% to 227,400, compared to the same period from the prior year. Operating income for the first quarter 2015 was $60.5 million, compared to $170.4 million from the prior year first quarter. Income from continuing operations attributable to Apollo Education Group for the first quarter 2015 was $33.8 million, or $0.31 per share, compared to $99.3 million, or $0.87 per share from the prior year first quarter.
Excluding special items, operating income was $82.7 million for the first quarter 2015, compared to $202.3 million for the first quarter 2014, and income from continuing operations attributable to Apollo Education Group for the first quarter 2015 was $47.8 million, or $0.44 per share, compared to $119.1 million, or $1.05 per share, for the first quarter 2014. (Special items for the first quarter 2015 and 2014 are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)
Balance Sheet and Cash Flow
As of November 30, 2014, the Company’s unrestricted cash and cash equivalents and short-term marketable securities totaled $790.7 million, compared to $1.4 billion as of August 31, 2014. The decrease was primarily attributable to $593.2 million of net payments on borrowings, $34.5 million paid for contingent consideration, $20.3 million for capital expenditures, $20.1 million of share repurchases (which includes $2.0 million of share repurchases for tax withholding requirements on restricted stock units). These items were partially offset by cash provided by operations.
Total debt outstanding (including short-term borrowings and the current portion of long-term debt) was $62.9 million as of November 30, 2014.
Business Outlook
The Company offers the following outlook for fiscal year 2015 based on the business trends observed during the first quarter of fiscal year 2015, as well as management’s current expectations of future trends.

•	Net revenue of $2.74 to $2.80 billion; and

•	Operating income of $250 to $290 million, excluding the impact of special items.

The Company also provides the following outlook for the second quarter of fiscal year 2015.

•	Net revenue of $580 to $595 million; and

•	Operating loss of $25 to $35 million, excluding the impact of special items
Apollo Global, Inc.
On December 4, 2014, the Company’s wholly-owned subsidiary, Apollo Global, Inc., acquired a 75% interest in Sociedade Técnica Educacional da Lapa S.A., which provides postsecondary educational programs in Brazil under the name Faculadade da Educacional da Lapa (“FAEL”) for an initial cash purchase price of R$73.8 million (equivalent to USD $28.9 million on the acquisition date), plus a future contingent payment. FAEL is focused on providing blended learning offerings in the high-demand knowledge fields, including business, education, and technology and supports the Company’s strategy to diversify and expand its global operations.
Conference Call Information
The Company will hold a conference call to discuss these earnings results at 8:30 a.m. (ET), 6:30 a.m. (MT), today, Thursday, January 8, 2015.
Dial-In Numbers:
877-292-6888 (Domestic)
973-200-3381 (International)
Conference ID: 36402608
A live webcast of this event may be accessed by visiting the Company’s website at www.apollo.edu. A webcast replay will be available approximately one hour following the conclusion of the call at the same link.
A telephone replay will be available approximately two hours following the conclusion of the call until January 16, 2015.
Dial-In Numbers:
855-859-2056 (Domestic)
404-537-3406 (International)
Conference ID: 36402608
About Apollo Education Group, Inc.
Apollo Education Group, Inc. is one of the world’s largest private education providers, serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, professional development and other nondegree educational programs and services, online and on-campus principally to working learners. Its educational programs and services are offered throughout the United States and in Europe, Australia, Latin America, Africa and Asia, as well as online throughout the world.
For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended November 30,

(In thousands, except per share data)	2014	2013
Net revenue	$719,052	$848,148
Costs and expenses:
Instructional and student advisory	324,264	337,202
Marketing	128,793	133,829
Admissions advisory	57,085	49,698
General and administrative	72,367	74,779
Depreciation and amortization	36,404	36,338
Provision for uncollectible accounts receivable	17,398	13,978
Restructuring and other charges	19,028	31,963
Acquisition costs and contingent consideration charges	3,219	—
Total costs and expenses	658,558	677,787
Operating income	60,494	170,361
Interest income	589	568
Interest expense	(1,662)	(2,086)
Other (loss) income, net	(1,285)	807
Income from continuing operations before income taxes	58,136	169,650
Provision for income taxes	(25,667)	(70,218)
Income from continuing operations	32,469	99,432
Loss from discontinued operations, net of tax	—	(391)
Net income	32,469	99,041
Net loss (income) attributable to noncontrolling interests	1,316	(150)
Net income attributable to Apollo	$33,785	$98,891
Earnings (loss) per share - Basic:
Continuing operations attributable to Apollo	$0.31	$0.88
Discontinued operations attributable to Apollo	—	(0.01)
Basic income per share attributable to Apollo	$0.31	$0.87
Earnings per share - Diluted:
Continuing operations attributable to Apollo	$0.31	$0.87
Discontinued operations attributable to Apollo	—	—
Diluted income per share attributable to Apollo	$0.31	$0.87
Basic weighted average shares outstanding	108,581	113,326
Diluted weighted average shares outstanding	109,378	113,960

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
($ in thousands)	November 30, 2014	August 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$584,976	$1,228,813
Restricted cash and cash equivalents	226,921	224,135
Marketable securities	205,687	187,472
Accounts receivable, net	251,518	225,398
Prepaid taxes	13,917	34,006
Deferred tax assets	76,968	83,871
Other current assets	61,229	58,855
Total current assets	1,421,216	2,042,550
Marketable securities	73,560	87,811
Property and equipment, net	418,088	435,733
Goodwill	248,932	259,901
Intangible assets, net	173,786	189,365
Deferred tax assets	36,137	37,335
Other assets	50,569	40,240
Total assets	$2,422,288	$3,092,935
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$15,902	$609,506
Accounts payable	68,405	63,907
Student deposits	252,448	280,562
Deferred revenue	248,887	225,818
Accrued and other current liabilities	285,105	363,607
Total current liabilities	870,747	1,543,400
Long-term debt	46,990	47,590
Deferred tax liabilities	19,093	22,674
Other long-term liabilities	235,053	233,942
Total liabilities	1,171,883	1,847,606
Commitments and contingencies
Redeemable noncontrolling interests	58,229	64,527
Shareholders’ equity:
Preferred stock, no par value	—	—
Apollo Class A nonvoting common stock, no par value	103	103
Apollo Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Class A treasury stock, at cost	(3,947,352)	(3,936,607)
Retained earnings	5,179,412	5,143,949
Accumulated other comprehensive loss	(40,618)	(27,320)
Total Apollo shareholders’ equity	1,191,546	1,180,126
Noncontrolling interests	630	676
Total equity	1,192,176	1,180,802
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$2,422,288	$3,092,935

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended November 30,
($ in thousands)	2014	2013
Operating activities:
Net income	$32,469	$99,041
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	10,711	11,973
Excess tax benefits from share-based compensation	(229)	—
Depreciation and amortization	36,404	36,338
Accelerated depreciation included in restructuring	3,086	2,806
Loss on asset dispositions and write-offs	972	—
Non-cash foreign currency loss (gain), net	535	(1,099)
Provision for uncollectible accounts receivable	17,398	13,978
Deferred income taxes	2,938	4,738
Changes in assets and liabilities:
Restricted cash and cash equivalents	(3,298)	(26,438)
Accounts receivable	(50,331)	(11,148)
Prepaid taxes	19,989	64,469
Other assets	(13,032)	(11,190)
Accounts payable	5,156	(8,835)
Student deposits	(26,138)	(805)
Deferred revenue	29,822	8,076
Accrued and other liabilities	(48,153)	(53,007)
Net cash provided by operating activities	18,299	128,897
Investing activities:
Purchases of property and equipment	(20,337)	(34,366)
Purchases of marketable securities	(59,490)	(146,333)
Maturities and sales of marketable securities	53,974	57,412
Other	405	—
Net cash used in investing activities	(25,448)	(123,287)
Financing activities:
Payments on borrowings	(596,789)	(615,925)
Proceeds from borrowings	3,563	—
Share repurchases	(20,064)	(16,871)
Share reissuances	217	796
Excess tax benefits from share-based compensation	229	—
Payment for contingent consideration	(21,371)	—
Net cash used in financing activities	(634,215)	(632,000)
Exchange rate effect on cash and cash equivalents	(2,473)	35
Net decrease in cash and cash equivalents	(643,837)	(626,355)
Cash and cash equivalents, beginning of period	1,228,813	1,414,485
Cash and cash equivalents, end of period	$584,976	$788,130
Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$3,214	$—
Cash paid for interest	1,701	1,891
Restricted stock units vested and released	5,499	5,113

Apollo Education Group, Inc. and Subsidiaries
Segment Data and University of Phoenix Operating Metrics
(Unaudited)

	Three Months Ended November 30,
(In thousands, except enrollment data)	2014	2013
Net revenue:
University of Phoenix:
Degree seeking gross revenues(1)	$657,166	$797,740
Less: Discounts and other	(75,794)	(62,561)
Degree seeking net revenues(1)	581,372	735,179
Other revenues	11,481	9,684
Total University of Phoenix	592,853	744,863
Apollo Global	115,140	91,159
Other	11,059	12,126
Net revenue	$719,052	$848,148
Operating income (loss):
University of Phoenix	$93,511	$183,473
Apollo Global	(4,842)	2,217
Other	(28,175)	(15,329)
Operating income	$60,494	$170,361
University of Phoenix Enrollment Data:
Degreed Enrollment(2)	227,400	263,000
Average Degreed Enrollment(3)	230,500	266,000
New Degreed Enrollment(4)	39,600	41,700
Degree seeking net revenues per degreed enrollment	$2,557	$2,795

(1) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs or certificate programs of at least 18 credits in length with some course applicability into a related degree program.

(2) Represents students enrolled in a degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of the associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(3) Represents the average of quarterly Degreed Enrollment from the beginning to the end of the respective periods.
(4) Represents new students and students who have been out of attendance for more than 12 months who enroll in a degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

Apollo Education Group, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(Unaudited)

Consolidated Financial Information Reconciliation	Three Months Ended November 30,
(In thousands, except per share data)	2014	2013
Operating income	$60,494	$170,361
Income from continuing operations before income taxes	$58,136	$169,650
Provision for income taxes	$25,667	$70,218
Effective income tax rate	44.1%	41.4%
Net income attributable to Apollo	$33,785	$98,891
Loss from discontinued operations, net of tax	—	391
Income from continuing operations attributable to Apollo	$33,785	$99,282
Diluted income per share from continuing operations attributable to Apollo	$0.31	$0.87
Special items:
Restructuring and other charges	$19,028	$31,963
Acquisition costs and contingent consideration charges	3,219	—
Special items before income taxes	22,247	31,963
Less: income tax effects of special items	(8,230)	(12,140)
Special items, net of income tax	$14,017	$19,823
Excluding special items:
Operating income	$82,741	$202,324
Income from continuing operations before income taxes	$80,383	$201,613
Provision for income taxes	$33,897	$82,358
Effective income tax rate	42.2%	40.8%
Income from continuing operations attributable to Apollo	$47,802	$119,105
Diluted income per share from continuing operations attributable to Apollo	$0.44	$1.05

Apollo Global Financial Information Reconciliation	Three Months Ended November 30,
($ in thousands)	2014	2013
Apollo Global operating (loss) income:	$(4,842)	$2,217
Depreciation and amortization	10,471	6,359
Acquisition costs and contingent consideration charges	1,686	—
Restructuring and other charges	58	1,263
Adjusted Apollo Global Operating Income(1), (2)	$7,373	$9,839
(1) Excluding losses from Open Colleges, Adjusted Apollo Global Operating Income would have been $10.4 million for the three months ended November 30, 2014.
(2) Open Colleges’ educational offerings generally extend beyond one year and the associated revenue is recognized over the contractual period that students are provided access to complete their program, or the time period it takes students to complete their program, as applicable. However, Open Colleges’ operating costs are period costs that are expensed as incurred and a substantial portion are incurred before, or soon after, the students begin their programs. Accordingly, as a result of Open Colleges’ rapid growth, service model, and cost structure, Apollo Global’s operating results are negatively impacted in the near term. However, these factors do not have the same adverse impact on cash flows generated from Open Colleges. Additionally, Apollo Global’s deferred revenue has increased substantially following the Open Colleges’ acquisition, and we expect its deferred revenue to continue to increase, perhaps rapidly, as Open Colleges continues to grow. Apollo Global’s deferred revenue was approximately $172 million and $85 million as of November 30, 2014 and 2013, respectively.
Use of Non-GAAP Financial Information
The Company’s non-GAAP financial measures are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.
Adjusted Apollo Global Operating Income (Loss) excludes depreciation and amortization and certain other items and is intended to provide a meaningful indicator of Apollo Global’s operating performance across time periods due to the impact of acquisitions.
Forward-Looking Statements Safe Harbor
Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation: (i) the impact of increased competition from traditional public universities and proprietary educational institutions; (ii) the impact on retention from the technical challenges experienced in implementing the new University of Phoenix online student classroom; (iii) the costs and effectiveness of University of Phoenix initiatives to improve student retention, improve student outcomes and demonstrate a compelling and cost effective relationship between a student’s education and career; (iv) changes in law or regulation affecting the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs, including changes that may be included in the reauthorization of the federal Higher Education Act and the proposed Department of Education regulations relating to gainful employment and state authorization; (v) any adverse impact on University of Phoenix’s business arising from the Notice sanction imposed by the University’s principal accreditor, and any associated impact on the University’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs; (vi) the impact of the Company’s restructuring initiatives; (vii) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (viii) changes in University of Phoenix enrollment or student mix; and (ix) unexpected expenses or other challenges in integrating acquired businesses, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2014, and other filings with the Securities and Exchange Commission which are available at www.apollo.edu.

Investor Relations Contacts:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollo.edu
Erin Kelly, (602) 557-3830
erin.kelly@apollo.edu
Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollo.edu